UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2018 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of .1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2018, Ritchie Bros. Auctioneers Incorporated (the “Company”) entered into an amendment (the “Amendment”) to adoption agreement to the Company’s Executive Nonqualified Excess Plan (United States 10/10 Program) (the “Plan”) in which certain of the Company’s named executive officers are eligible to participate. The Amendment is effective retroactive to December 8, 2017. Under the Amendment: (i) Plan participants are now eligible to defer up to 50% of base salary, 100% of performance-based bonus, 100% of service bonus or any combination of the foregoing in accordance with the terms of the Plan; and (ii) Plan participants are now required to elect the amount of their compensation to be deferred under the Plan each year. The foregoing summary is qualified in its entirety by reference to the text of the Amendment, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

In addition, on February 5, 2018, the Company terminated the Company’s Canada and All Non-United States Locations: 10/10 Compensation Arrangement (Canada 10/10 Program) (the “Canada 10/10 Plan”); provided, however, that in disclosing this termination, the Company does not admit that the termination of the Canada 10/10 Plan is a material amendment or modification of a plan, contract or arrangement as to which the Company’s principal executive officer, principal financial officer or a named executive officer participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary